AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2008

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ELECTRONIC GAME CARD, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                  NEVADA                                        87-0624752
(STATE OR JURISDICTION OF INCORPORATION OR                    (IRS EMPLOYER
               ORGANIZATION)                                IDENTIFICATION NO.)


                          712 FIFTH AVENUE, 19TH FLOOR
                          NEW YORK, NEW YORK 10019-4108
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                 2008 CONSULTANTS STOCK COMPENSATION AGREEMENTS
                            (FULL TITLE OF THE PLAN)


                    LEE COLE, INTERIM CHIEF EXECUTIVE OFFICER
                          712 FIFTH AVENUE, 19TH FLOOR
                          NEW YORK, NEW YORK 10019-4108
                                 (646) 723-8936
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                    --------

                          COPIES OF COMMUNICATIONS TO:

                            L. STEPHEN ALBRIGHT, ESQ.
                              ALBRIGHT & BLUM, P.C.
                       17337 VENTURA BOULEVARD, SUITE 208
                                ENCINO, CA 91317
                        P (818) 789-0779 F (818) 234-0135

                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
            TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE
                      DATE OF THIS REGISTRATION STATEMENT.


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                PROPOSED          PROPOSED
                                                MAXIMUM           MAXIMUM           AMOUNT OF
TITLE OF SECURITIES           AMOUNT         OFFERING PRICE      AGGREGATE        REGISTRATION
TO BE REGISTERED        TO BE REGISTERED      PER SHARE(1)     OFFERING PRICE(2)       FEE
-----------------------------------------------------------------------------------------------
Common Stock
par value $0.001         400,000 shares         $ 0.65             $ 260,000         $ 25.54
-----------------------------------------------------------------------------------------------

(1) These shares are issuable as compensation pursuant to the Employee Consultant Stock Compensation Plan adopted by Issuer on January 22, 2008.

(2) The average bid and asked price as of July 3, 2008, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, used solely for the purpose of calculating the amount of the registration fee, which was $0.65 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Electronic Game Card, Inc., a Nevada corporation (hereinafter "Company" or "Registrant") with regard to the registration of Four Hundred Thousand (400,000) shares of its common stock, $.001 par value, which are issuable pursuant to the Company's newly adopted 2008 Consultants and Advisors Stock Compensation Plan between the Company and Phillip Hamilton and David Adshead consultants to the Company.

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *The document(s) containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following   documents  of  Company,   previously  filed  with  the
Securities and Exchange Commission, are incorporated herein by reference:

         1. The Company's latest annual report on Form 10-KSB for the period ending December 31, 2007, filed with the Commission on March 26, 2008;

         2. The Company's report on Form 8-K regarding the Company's posting of new power point in the investor relations section on the Company's website;

         3. The Company's report on Form 8-K/A regarding the Company's posting of new power point in the investor relations section on the Company's website;

         4. The Company's report on Form 8-K regarding non-reliance on the Company's Form 10-KSB filed on March 26, 2008;

         5. The Company's amended annual report on Form 10-KSB/A for the period ending December 31, 2007, filed with the Commission on April 15, 2008;

         6. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report.

         7. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The securities to be registered and offered are the shares of Registrant's common stock, par value $.001, which is registered under Section 12 of the Securities Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         While neither Albright & Blum, P.C., who is issuing the legal opinion regarding this Registration, nor the Company's independent registered public accounting firm, Mendoza Berger & Company, LLP, Irvine, California, have any interests in the Company's common stock, Mr. L. Stephen Albright, Esq. a principal of Albright & Blum, P.C. recently received an aggregate amount of Four Hundred Thousand (400,000) shares of stock pursuant to his consulting and services agreement with the Company. Previously, Eighty Thousand (80,000) of those shares were registered pursuant to a Form S-8 filed with the Commission in April, 2008, the aggregate value of which is less than Fifty Thousand Dollars ($50,000). The remaining Three Hundred Twenty Thousand (320,000) shares were delivered to Mr. Albright on May 7, 2008, with an issuance date of March 14, 2008, and are restricted as to transfer. Further, these shares issued to Mr. Albright were not issued contingent upon the Mr. Albright's delivery of the opinion letter provided herein.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed or incorporated by reference as part of this Registration Statement:

5.1      Opinion of L. Stephen Albright of Albright & Blum, P.C.

10.15 Form of Consultant Stock Compensation Agreement with consultant Phillip Hamilton regarding the further development of game designs within the Company's proprietary software;

10.16 Form of Consultant Stock Compensation Agreement with consultant David Adshead regarding the further development of game designs within the Company's proprietary software;

23.1 Consent of Mendoza Berger & Company, LLP, Independent Registered Public Accounting Firm; and,

23.2     Consent of L. Stephen  Albright of Albright & Blum,  P.C.  (included in
         Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)  To  include   any   additional   or  changed   material
         information on the plan of distribution.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in London, England, on July 1, 2008.


                               Electronic Game Card, Inc.
                               A Nevada corporation, Registrant


                               By:   /s/ Lee Cole
                                     ----------------------------------------
                                     LEE COLE, Acting Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE                         TITLE                          DATE
      ---------                         -----                          ----

/S/ LEE COLE              Acting Chief Executive Officer and       July 3, 2008
----------------------    Director (Principal Executive
LEE COLE                  Officer)


/S/ LINDEN J. BOYNE       Chief Financial Officer, Secretary       July 3, 2008
----------------------    and Director
LINDEN J. BOYNE           (Principal Financial Officer)


/S/ GORDON McNALLY        Director                                 July 3, 2008
----------------------
GORDON McNALLY